Exhibit 1.1

EXECUTION VERSION

AGREE REALTY CORPORATION

2,250,000 Shares of Common Stock

(Par Value $0.0001 Per Share)

UNDERWRITING AGREEMENT

December 4, 2014

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As Representatives of the several Underwriters named in Schedule I

Ladies and Gentlemen:

Agree Realty Corporation, a Maryland corporation (the “Company”), and Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), confirm their agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 11 hereof), for whom Raymond James & Associates, Inc. and Citigroup Global Markets Inc. are acting as representatives (in such capacity, if and as applicable, the “Representatives”) with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 2,250,000 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up to an additional 337,500 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter called, collectively, the “Shares.”

1.          Registration Statement and Prospectus. The Company has prepared and filed on September 25, 2012 with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (No. 333-184095) under the Act (“Registration Statement 333-184095”), including the prospectus contained therein (the “Basic Prospectus”), relating to the issuance of up to $250,000,000 shares of Common Stock, shares of preferred stock, depositary shares, warrants and preferred stock purchase rights in unallocated amounts. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424. Registration Statement 333-184095, including any amendments thereto filed prior to the Applicable Time (as defined below), was declared effective by the Commission on October 15, 2012. Except where the context otherwise requires, Registration Statement 333-184095, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all exhibits filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement by virtue of Rule 430(b) of the Act (the “Rule 430B Information”), collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus”; and the term “Preliminary Prospectus” means each preliminary form of the Prospectus Supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Company pursuant to Rule 424(b). The Basic Prospectus together with the Preliminary Prospectus, as amended or supplemented, immediately prior to the Applicable Time is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The “Applicable Time” shall mean 9:08 a.m. (Eastern Time) on December 4, 2014 or such other time as agreed by the Company and the Representatives. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below) together with the information included on Exhibit A all considered together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Applicable Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing after the Applicable Time of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

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2.            Agreement to Sell and Purchase.

(a)          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $28.41 per Share, the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 337,500 Option Shares at the same purchase price set forth in Section 2(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Said option may be exercised by the Underwriters in whole or in part at any time on or before the 30th day after the date hereof upon written, electronic or telegraphic notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriters are exercising the option and the settlement date (each, an “Option Closing Date”). Any such time shall be determined by the Underwriters, but shall not be less than one (1) Business Day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten (10) Business Days after the date of such notice. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased, which the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case, to such adjustments as the Representatives, in their sole discretion, shall make to eliminate any sales or purchases of fractional securities.

3.            Offering by Underwriters. It is understood that the Underwriters propose to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

The Underwriters represent and agree that, unless they have or shall have obtained, as the case may be, the prior written consent of the Company, the Underwriters have not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405, a “Free Writing Prospectus”) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto and any electronic road show.

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4.            Delivery of the Shares and Payment Therefor. Delivery of and payment for the Shares shall be made at 10:00 a.m., New York City time, on December 9, 2014, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by mutual written agreement of the Representatives and the Company (such date and time of delivery and payment for the Shares being herein called the “Closing Date”) or on the applicable Option Closing Date (or at such other time on the same or on such other date, in any event not later than the third Business Day thereafter, as the Representatives and the Company may agree in writing). Delivery of the Shares shall be made against payment by the Underwriters of the purchase price thereof, to or upon the order of the Company by wire transfer payable in immediately available funds to an account specified by the Company. The Shares will be delivered to the Representatives through the facilities of The Depository Trust Company (“DTC”), and the Company will make electronic transfer of the Shares in such names and denominations as the Representatives request.

5.            Agreements of the Company. The Company agrees with each Underwriter as follows:

(a)          If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (y) conflict with the information contained in the Registration Statement, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(c)          The Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any review, issuance of comments or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

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(d)          On request, the Company will furnish to the Representatives and counsel to the Underwriters, without charge: (i) one (1) signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Representatives may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representatives may request; and (iv) one (1) copy of the exhibits to the Incorporated Documents.

(e)          The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Representatives shall not previously have been advised or to which, after the Representatives shall have received a copy of the document proposed to be filed, the Representatives shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will give the Representatives notice of its intention to make any other filing pursuant to the Exchange Act from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f)          After the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as each Underwriter may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by the Underwriters or any dealers. If during such period of time: (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Company will promptly notify the Representatives of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Representatives agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

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(g)          The Company will: (i) cooperate with the Underwriters and their counsel in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Shares; and (iii) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)          The Company will make generally available to its security holders and to the Underwriters a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the date hereof and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

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(j)          During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Company will furnish to the Underwriters: (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission that is not publicly available on EDGAR or the Company’s website; and

(ii)         from time to time such other information concerning the Company as the Representatives may reasonably request.

(k)          If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Representatives because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(l)          The Company will apply the net proceeds from the sale of the Shares in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(m)         If Rule 430A, 430B or 430C of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Representatives of the time and manner of such filing.

(n)          Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)          The Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), so long as its Board of Directors deems it in the best interest of the Company’s stockholders to remain so qualified.

(p)          The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

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(q)          The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or the Operating Partnership, directly or indirectly, of any shares of Common Stock (excluding the Shares) or any securities convertible into or exercisable or exchangeable for, shares of Common Stock, including the filing (or participation in the filing) of a registration statement with the Commission in respect of any of the foregoing, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act), any shares of Common Stock (excluding the Shares) or any securities convertible into or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until sixty (60) days from the date of the Prospectus; provided, however, that the Company may issue and sell Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, (i) pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the Applicable Time, (ii) grant employees stock options and restricted shares pursuant to the terms of any equity incentive plan in effect at the Applicable Time, and (iii) in connection with the acquisition of properties or in connection with joint ventures or similar arrangements, so long as the recipients agree in writing not to sell or transfer the Common Stock or such securities for a period of sixty (60) days from the date of the Prospectus without the prior written consent of the Representatives. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this paragraph (q) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(r)          The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s)          The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act within the time period required by such rule. The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Securities Act.

(t)          The Company will use best efforts to complete all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange, subject solely to notice of issuance.

6.            Representations and Warranties of the Company and Operating Partnership. The Company and Operating Partnership, jointly and severally, represent, warrant and covenant to each Underwriter as follows:

(a)          The Basic Prospectus and each Preliminary Prospectus, if any, included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

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(b)          The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Act pursuant to the standards for such form as currently in effect and as in effect immediately prior to October 21, 1992. The Registration Statement, including any amendments thereto filed prior to the Applicable Time, was declared effective by the Commission on October 15, 2012. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) and complies in all other material respects with such Rule. The Registration Statement, in the form in which it was declared effective, and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Preliminary Prospectus and the Prospectus and any supplement or amendment thereto, each when filed with the Commission under Rule 424(b), complied or will comply in all material respects with the provisions of the Act and the Exchange Act. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form. On each Effective Date and at the Applicable Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date and each Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty contained in this Section 6(b) does not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with the Underwriters Content (as hereinafter defined).

(c)          (i) The Disclosure Package, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, did not at the Applicable Time, and will not on the Closing Date and each Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity the Underwriters Content.

(d)          (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)          Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters Content.

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(f)          The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(g)          The Shares have been duly and validly authorized and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and, when issued and delivered pursuant to this Agreement, will be fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or under any agreement to which the Company or any one of its subsidiaries is a party; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificate for the Shares will be in valid and sufficient form in compliance with Maryland law and the New York Stock Exchange requirements.

(h)          Immediately following the Closing Date, 17,202,446 shares of Common Stock of the Company will be issued and outstanding (excluding any Option Shares); all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any equity interests of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act (other than those that have been waived).

(i)          Each of the Company and the Operating Partnership is a corporation and limited partnership, respectively, duly organized, validly existing and in good standing under the laws of the state of its formation, with full corporate or partnership power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

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(j)          Each of the direct and indirect subsidiaries of the Company (other than the Operating Partnership) is a corporation, limited liability company, limited partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule III hereto, except where the failure to be in good standing would not result in a Material Adverse Effect, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(k)          None of the Company, the Operating Partnership or any of its subsidiaries does any business in Cuba.

(l)          Other than as set forth on Schedule III hereto, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries (including the Operating Partnership) have been duly authorized and validly issued, are fully paid and non-assessable and are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus.

(m)          There are no legal or governmental actions, suits, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company, the Operating Partnership or any of their subsidiaries, or to which the Company, the Operating Partnership or any properties of the Company, the Operating Partnership or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required; (B) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Act or the Exchange Act (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). The statements in the Registration Statement, the Disclosure Package, and the Prospectus under the heading “Material Federal Income Tax Considerations” and the statements in the Prospectus and Disclosure Package under the heading “Additional Material U.S. Federal Income Tax Consequences” fairly summarize the matters therein described.

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(n)          None of the Company, the Operating Partnership or any of their subsidiaries is: (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, except in the case of clause (ii), which violation would not reasonably be expected to have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (B) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties may be bound, and, to the Company’s knowledge, no such default is expected. All agreements, contracts or other arrangements that are material to the Company and the Operating Partnership are set forth on Schedule IV of this Agreement (the “Material Agreements”).

(o)          (A) As of the date of this Agreement, the Company owns either directly or indirectly through its subsidiaries, 196 properties (the “Properties”). To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would reasonably be expected to have a Material Adverse Effect; (B) to the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Company, the Operating Partnership or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (D) the leases under which the Company or any of its subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity, except as would not reasonably be expected to have a Material Adverse Effect; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would reasonably be expected to have a Material Adverse Effect; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus are disclosed therein.

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(p)          Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby (including the application of the proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus): (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares on the New York Stock Exchange and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation, or by-laws (or analogous governing documents) of the Company, the Operating Partnership or any of their subsidiaries; or (B) (i) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any properties of the Company or the Operating Partnership or any of their subsidiaries may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any properties of the Company, the Operating Partnership or any of their subsidiaries, or (iii) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries may be bound, or to which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject.

(q)          To the Company’s knowledge, Grant Thornton LLP, who together with Baker Tilly Virchow Krause, LLP collectively have certified or shall certify the financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), is and was, as of the date of this Agreement and during the periods covered by the financial statements on which Grant Thornton LLP reported, an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board. To the Company’s knowledge, Baker Tilly Virchow Krause, LLP was, during the periods covered by the financial statements on which Baker Tilly Virchow Krause, LLP reported, an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board.

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(r)          The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other historical financial and statistical information and data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the audited financial statements, included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, and the books and records of the Company and its subsidiaries. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Act. Any disclosures contained or incorporated in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(s)          The Company has the corporate power to issue, sell and deliver the Shares as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; the execution and delivery of, and the performance by the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Operating Partnership, and this Agreement has been duly executed and delivered by the Operating Partnership and constitutes the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

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(t)          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), (A) none of the Company, the Operating Partnership or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, as a whole; (B) there has not been any material change in the capital stock, or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Company or the Operating Partnership or the occurrence of or any development which may reasonably be expected to result in a Material Adverse Effect; and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with the past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(u)          The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Registration Statement, the Disclosure Package and the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(v)          The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X under the Act are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(w)          The Company has not distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus. The Company has not, directly or indirectly: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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(x)          The Company, the Operating Partnership and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, where such failure to possess could have, individually or in the aggregate, a Material Adverse Effect, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus. The Company, the Operating Partnership and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(y)          The Company, the Operating Partnership and each of their subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and each of their subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company, the Operating Partnership and each of their subsidiaries are being made only in accordance with the authorization of management, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements, and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed periodic report on Form 10-Q or 10-K, as the case may be, which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

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(z)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(aa)         To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries nor any employee or agent of the Company, the Operating Partnership or any of their subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(bb)         None of the Company, the Operating Partnership or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc)         The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(dd)         None of the Company, the Operating Partnership, or any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company, the Operating Partnership or any of their subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ee)         No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or, to the Company’s knowledge, any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(ff)         Each of the Company, the Operating Partnership and their subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure so to file timely would not reasonably be expected to have a Material Adverse Effect and except as set forth in the Registration Statement, the Disclosure Package and the Prospectus) and has paid all material taxes required to be paid by it and any material other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith. The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Registration Statement, the Disclosure Package and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, the Operating Partnership and their subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(gg)         No holder of any security of the Company or the Operating Partnership has any right to require registration of the Shares or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares.

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(hh)         The Company, the Operating Partnership and their subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership and their subsidiaries with respect to the foregoing that would reasonably be expected to have a Material Adverse Effect.

(ii)         Neither the Company nor any subsidiary is now, and after sale of the Shares to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(jj)         (i) To the Company’s knowledge, the Company, the Operating Partnership, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties or in a written summary maintained by the Company of the status of ongoing environmental projects at the Properties, each of which have been directly provided to the Underwriters or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(ii) None of the Company, the Operating Partnership or any of their subsidiaries has at any time and, to the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports, the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that have not had or would reasonably be expect to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; provided, however, the tenants of the Company and the Operating Partnership may use Properties for their intended purpose, which may involve the handling, storing and transporting of Hazardous Materials.

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(iii) To the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports or the Registration Statement, the Disclosure Package and the Prospectus, and except for those circumstances that would not reasonably be expected have a Material Adverse Effect.

(iv) None of the Company, the Operating Partnership or any of their subsidiaries has received written notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim against the Company, the Operating Partnership or any of their subsidiaries under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports, or the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

(v) To the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports or the Registration Statement, the Disclosure Package and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

(vi) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

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As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous state or local laws.

(kk)         Commencing with its taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter. No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2014 or future taxable years.

(ll)         The Company, the Operating Partnership and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company, the Operating Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company, the Operating Partnership and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

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(mm)         The Company, the Operating Partnership and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not reasonably be expected to have a Material Adverse Effect.

(nn)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or pursuant to the terms of the indebtedness described therein), no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s assets or property to the Company or any other subsidiary of the Company.

(oo)         There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(pp)         Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(qq)         To the knowledge of the Company, no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(rr)         The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(ss)         Application has been made to list the Shares on the New York Stock Exchange.

(tt)         The statistical and market related data included in the Registration Statement, the Disclosure Package, and the Prospectus are based on or derived from sources the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

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(uu)         Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement, the Disclosure Package and Prospectus satisfies the independence standards established by New York Stock Exchange and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(vv)         The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the rules and the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the Disclosure Package and the Prospectus, which is not so described.

(ww)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; and (ii) the Company does not intend to use any of the proceeds from the sale of the Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any affiliate of any Underwriter.

7.            Indemnification and Contribution.

(a)          The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Underwriters, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof (including the Rule 430B Information), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of material fact included in any Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereof) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and Operating Partnership, jointly and severally, agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case arising in connection with this Section 7 to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters Content. This indemnity agreement will be in addition to any liability, which the Company and the Operating Partnership may otherwise have.

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(b)          Each Underwriter severally agrees to indemnify and hold harmless the Company and each of its directors, the Operating Partnership and each of the Company’s officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriters, but only with reference to the Underwriters Content.

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties, except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall in writing authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event will the indemnifying parties be liable for the fees, costs or expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Shares; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by the Underwriters hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things: (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Operating Partnership, on the one hand, or the Underwriters, on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as the Underwriters, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

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8.            Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a)          (i)          The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (ii) any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          Subsequent to the Applicable Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred any event or development relating to or involving the Company and its subsidiaries or any officer or director of the Company and its subsidiaries which makes any statement made in the Disclosure Package or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Representatives and counsel to the Underwriters, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the Representatives, adversely affect the market for the Shares.

(c)          The Representatives shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion, negative assurance letter and tax opinion of Honigman Miller Schwartz and Cohn, LLP, counsel for the Company, dated as of such date and addressed to the Representatives, to the effect set forth on Exhibit C , Exhibit D, and Exhibit E, respectively.

(d)          The Representatives shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion and negative assurance letter of Hunton & Williams LLP, counsel for the Underwriters, dated as of such date and addressed to the Representatives with respect to such matters as the Representatives may request.

(e)          The Representatives shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of Ballard Spahr LLP, Maryland counsel for the Company, dated as of such date and addressed to the Representatives, to the effect set forth on Exhibit F.

(f)          The Representatives shall have received letters addressed to the Underwriters and dated as of the date hereof, the Closing Date and, if applicable, each Option Closing Date from Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, substantially in the form heretofore approved by the Representatives; provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

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(g)          The Representatives shall have received letters addressed to the Underwriters and dated as of the date hereof, the Closing Date and, if applicable, each Option Closing Date from Grant Thornton LLP, an independent registered public accounting firm, substantially in the form heretofore approved by the Representatives; provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(h)          (i)          No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date or any Option Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any Material Adverse Effect; (iv) the Company and its subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Company or its subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct at and as of the Applicable Time and on and as of the Closing Date and each Option Closing Date as if made at and as of such time or on and as of such date, and the Representatives shall have received a certificate, dated the Closing Date and each Option Closing Date and signed by either the chief executive officer or chief operating officer and the chief financial officer of the Company (or such other officers as are acceptable to the Representatives), to the effect set forth in this Section 8(h) and in Section 8(i) hereof.

(i)          The Company shall not have failed at or prior to the Closing Date and each Option Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date and each Option Closing Date.

(j)          Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

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(k)          The Company shall have completed all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange, subject only to notice of issuance.

(l)           On or about the date of this Agreement, but in no event later than the Closing Date, the Representatives shall have received “lock-up” agreements relating to sales and certain other dispositions of shares of Common Stock or certain other securities, each substantially in the form of Exhibit B attached hereto, from the persons set forth on Schedule V attached hereto, and all of such “lock-up” agreements shall be in full force and effect on the Closing Date and, if applicable, each Option Closing Date.

(m)          The Company shall have furnished or caused to be furnished to the Representatives such further certificates and documents as the Representatives shall have reasonably requested.

Any certificate or document signed by any officer of the Company or the general partner of the Operating Partnership and delivered to the Representatives, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date or any Option Closing Date, with respect to any Option Shares remaining to be purchased. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and each Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Hunton & Williams LLP, Attn: Kerry E. Johnson, counsel for the Underwriters, at 421 Fayetteville Street, Suite 1400, Raleigh, North Carolina 27601 on or prior to such date.

9.            Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, if any, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or other taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel) for the Company.

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10.          Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Company, by notice to the Company, if, prior to the Closing Date: (i) there shall have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, prospects, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as specifically addressed in the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); (ii) there shall have occurred any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) trading in the Company’s common stock or outstanding preferred stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities; (v) the Company or any of its subsidiaries shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representatives, to consummate the sale of the Shares and the delivery of the Shares by the Underwriters at the initial public offering price; or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to commence or continue the offering as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package, and the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

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11.           Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Shares that it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a)          if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)          if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement, or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.           Information Furnished by the Underwriters. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus are the first and second sentences of paragraph three, the second sentence of paragraph 13, paragraphs 14 through 17, the second and third sentence of paragraph 18, and paragraph 22 under the heading “Underwriting” in such documents (collectively, the “Underwriters Content”).

13.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(k), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

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14.           Absence of Fiduciary Relationship. Each of the Company and Operating Partnership acknowledges and agrees that:

(a)          the Underwriters have been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Operating Partnership and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether the Underwriters have advised or any of them is advising the Company and the Operating Partnership on other matters;

(b)          the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and that no Underwriter has an obligation to disclose such interests and transactions to the Company and the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)          it waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty.

15.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33176 (facsimile 727-567-8058), Attention: Brad Butcher, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (facsimile 1-646-291-1469); or, if sent to the Company, will be mailed, delivered or telefaxed to the office of the Company at 31850 Northwestern Highway, Farmington Hills, MI 48334 (facsimile 248-737-9110), Attention: Brian Dickman.

16.           Successors. This Agreement has been made solely for the benefit of the Underwriters, the Company, the Operating Partnership, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

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17.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

19.           Waiver of Jury Trial. The Company, the Operating Partnership and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

21.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.           Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking divisions. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

23.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424” and “Rule 433” refer to such rules under the Act.

[Signature page follows.]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the Underwriters.

Very truly yours,

AGREE REALTY CORPORATION

By:	/s/ JOEY AGREE
Name:	JOEY AGREE
Title:	PRESIDENT

AGREE LIMITED PARTNERSHIP

By: AGREE REALTY CORPORATION

	By:	/s/ JOEY AGREE
	Name:	JOEY AGREE
	Title:	PRESIDENT

Accepted and agreed to as of the date first above written:

For themselves and as Representatives of the several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ JUSTIN ROMAN
Name:	JUSTIN ROMAN
Title:	SENIOR VICE PRESIDENT

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ MICHAEL HOLLMAN
Name:	MICHAEL HOLLMAN
Title:	VICE PRESIDENT

EXECUTION VERSION

SCHEDULE I

Number of Firm
Name of Underwriter	Shares
Raymond James & Associates, Inc.	787,500
Citigroup Global Markets Inc. .	787,500
Jefferies LLC	225,000
RBC Capital Markets, LLC	225,000
Ladenburg Thalmann & Co. Inc.	112,500
SunTrust Robinson Humphrey, Inc. .	112,500
Total	2,250,000

Schedule I-1

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

None

Schedule II-1

SCHEDULE III

LIST OF SUBSIDIARIES AND JOINT VENTURES

Agree Limited Partnership

Agree Realty Corporation, through its operating partnership, Agree Limited Partnership, is the sole member of the following limited liability companies:

Jurisdiction of
Subsidary	Organization	Foreign Qualification
Agree Center Point Birmingham AL LLC	Alabama
Agree Chandler, LLC	Arizona
Agree Rancho Cordova I	California
Agree Rancho Cordova II	California
Agree Roseville CA, LLC	California
Agree Manchester CT, LLC	Connecticut
Agree Mansfield, LLC	Connecticut
Agree 103-Middleburg Jacksonville, LLC	Delaware	Florida
Agree Anderson SC LLC	Delaware	South Carolina
Agree Ann Arbor Jackson, LLC	Delaware	Michigan
Agree Atlantic Beach, LLC	Delaware	Florida
Agree Belton MO LLC	Delaware	Missouri
Agree Berkeley Solano, LLC	Delaware
Agree Brighton, LLC	Delaware	Michigan
Agree Burlington LLC	Delaware	Washington
Agree Cannon Station LLC	Delaware	Georgia
Agree Charlotte County, LLC	Delaware	Florida
Agree Columbia SC LLC	Delaware	South Carolina
Agree Construction Management LLC	Delaware
Agree Development, LLC	Delaware
Agree Facility No. 1, LLC	Delaware
Agree Holdings I, LLC	Delaware
Agree Indianapolis Glendale, LLC	Delaware
Agree Leawood, LLC	Delaware	Kansas
Agree Limited Partnership	Delaware
Agree Lowell, LLC	Delaware	Michigan
Agree Port St. John LLC	Delaware	Florida
Agree Portland OR LLC	Delaware	Oregon
Agree Realty Services, LLC	Delaware
Agree Silver Springs Shores, LLC	Delaware	Florida
Agree Southfield & Webster, LLC	Delaware	Michigan
Agree St. Augustine Shores, LLC	Delaware	Florida
Agree Tri-State Lease, LLC	Delaware	Pennsylvania, New Jersey
Indianapolis Store No. 16, LLC	Delaware	Indiana

Schedule III-1

Lawrence Store No. 203, L.L.C.	Delaware	Kansas
Agree 17-92, LLC	Florida
Agree Boynton, LLC	Florida
Agree East Palatka, LLC	Florida
Agree Fort Walton Beach, LLC	Florida
Agree Pensacola LLC	Florida
Agree Pensacola Nine Mile LLC	Florida
Agree Poinciana LLC	Florida
Agree St Petersburg LLC	Florida
Agree Tallahassee, LLC	Florida
Agree Venice, LLC	Florida
Agree Cochran GA, LLC	Georgia
Agree Lyons GA LLC	Georgia
Agree Marietta, LLC	Georgia
Agree Morrow GA, LLC	Georgia
Agree Statham GA, LLC	Georgia
Agree Antioch, LLC	Illinois
Agree Berwyn IL LLC	Illinois
Agree Chicago Kedzie, LLC	Illinois
Agree Lake in the Hills, LLC	Illinois
Agree Lake Zurich IL, LLC	Illinois
Agree New Lenox 2 LLC	Illinois
Agree New Lenox, LLC	Illinois
Agree Spring Grove, LLC	Illinois
Agree Springfield IL LLC	Illinois
Agree Atchison, LLC	Kansas
Agree Wichita, LLC	Kansas
Agree Baton Rouge LA LLC	Louisiana
Agree Mall of Louisiana, LLC	Louisiana
Agree Wawa Baltimore, LLC	Maryland
2355 Jackson Avenue, LLC	Michigan
Agree 117 Mission, LLC	Michigan
Agree Ann Arbor State Street, LLC	Michigan
Agree Beecher LLC	Michigan
Agree Bristol & Fenton Project, LLC	Michigan
Agree Corunna LLC	Michigan
Agree Elkhart, LLC	Michigan
Agree M-59 LLC	Michigan
Agree Madison AL LLC	Michigan	Alabama
Agree Pinellas Park, LLC	Florida
Agree Plainfield, LLC	Michigan
Agree Realty South-East, LLC	Michigan
Agree Shelby, LLC	Michigan
Agree Southfield LLC	Michigan

Schedule III-2

Agree Walker, LLC	Michigan
Mt Pleasant Shopping Center LLC	Michigan
Agree Minneapolis Clinton Ave, LLC	Minnesota
Agree Forest MS LLC	Mississippi
Agree Joplin MO LLC	Missouri
Agree St. Joseph MO, LLC	Missouri
Agree North Las Vegas, LLC	Nevada
Agree Sun Valley NV LLC	Nevada
Agree Rochester NY LLC	New York
Agree Charlotte Poplar, LLC	North Carolina
Agree Concord, LLC	North Carolina
Agree Fuquay Varina LLC	North Carolina
Agree Jacksonville NC, LLC	North Carolina
Agree Wilmington, LLC	North Carolina
Agree Grand Forks LLC	North Dakota
Agree Brooklyn OH LLC	Ohio
Agree Johnstown, LLC	Ohio
Agree Allentown PA LLC	Pennsylvania
Agree Ligonier PA LLC	Pennsylvania
Agree Montgomeryville PA LLC	Pennsylvania
Agree Daniel Morgan Ave Spartanburg LLC	South Carolina
Agree Fort Mill SC, LLC	South Carolina
Agree Spartanburg SC LLC	South Carolina
Agree Rapid City SD, LLC	South Dakota
Agree Alcoa TN LLC	Tennessee
Agree Magnolia Knoxville TN LLC	Tennessee
Agree Dallas Forest Drive, LLC	Texas
Agree Harlingen LLC	Texas
Agree Madisonville TX LLC	Texas
Agree McKinney TX LLC	Texas
Agree Wichita Falls TX LLC	Texas
Agree Forest VA LLC	Virginia
Agree Lebanon VA LLC	Virginia

Significant Subsidiaries

Agree Limited Partnership

Joint Ventures

None

Schedule III-3

SCHEDULE IV

MATERIAL AGREEMENTS

1.	Rights Agreement, dated as of December 7, 1998, by and between Agree Realty Corporation, a Maryland corporation, and Computershare Trust Company, N.A., f/k/a EquiServe Trust Company, N.A., a national banking association, as successor rights agent to BankBoston, N.A., a national banking association

2.	Second Amendment to Rights Agreement, dated as of December 8, 2008, by and between Agree Realty Corporation, a Maryland corporation, and Computershare Trust Company, N.A., f/k/a EquiServe Trust Company, N.A., a national banking association, as successor rights agent to BankBoston, N.A., a national banking association

3.	Amended and Restated Registration Rights Agreement, dated July 8, 1994 by and among the Agree Realty Corporation, Richard Agree, Edward Rosenberg and Joel Weiner

4.	First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of April 22, 1994, as amended, by and among the Agree Realty Corporation, Richard Agree, Edward Rosenberg and Joel Weiner

5.	Second Amendment to First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of March 20, 2013

6.	Agree Realty Corporation Profit Sharing Plan

7.	Amended Employment Agreement, dated October 29, 2014, by and between Agree Realty Corporation and Richard Agree

8.	Amended Employment Agreement, dated October 29, 2014, by and between Agree Realty Corporation and Joey Agree

9.	Letter Agreement of Employment dated July 8, 2010 between Agree Limited Partnership and Alan Maximiuk

10.	Letter Agreement of Employment dated April 5, 2010 between Agree Limited Partnership and Laith Hermiz

11.	Letter Agreement of Employment dated January 2, 2014 between Agree Realty Corporation and Brian R. Dickman

12.	Agree Realty Corporation’s 2005 Equity Incentive Plan

13.	Agree Realty Corporation 2014 Omnibus Incentive Plan

14.	Form of Restricted Stock Agreement

15.	Form of Restricted Stock Agreement under 2014 Omnibus Incentive Plan

Schedule IV-1

16.	Summary of Director Compensation

17.	Revolving Credit Facility and Term Loan Agreement, dated July 21, 2014, among Agree Limited Partnership, PNC Bank, National Association and the other lenders party thereto

Schedule IV-2

SCHEDULE V

List of Individuals Signing Lock-Up Agreements Pursuant to Section 8(l)

Richard Agree

Joey Agree

Brian Dickman

Laith Hermiz

John Rakolta, Jr.

Farris G. Kalil

Eugene Silverman

Michael Rotchford

Leon M. Schurgin

William S. Rubenfaer

Schedule V-1

EXHIBIT A

Aggregate number of shares offered:      2,250,000

Offering price to public: $29.67

Exhibit A-1

EXHIBIT B

December __, 2014

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As Representatives of the several Underwriters

Re:	Proposed Public Offering by Agree Realty Corporation

Dear Ladies and Gentlemen:

The undersigned, a stockholder and an officer or director of Agree Realty Corporation, a Maryland corporation (the “Company”), understands that Raymond James & Associates, Inc. and Citigroup Global Markets Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the underwriters to be named in the Underwriting Agreement that, during a period of sixty (60) days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Shares”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(a)          during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

Exhibit B-1

(b)          prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares, except in compliance with the foregoing restrictions.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

Exhibit B-2

Very truly yours,

Signature:
Name:

Address:	31850 Northwestern Highway Farmington Hills, MI 48334

Exhibit B-3

EXHIBIT C

December [__], 2014

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As representatives of the several Underwriters
(as defined herein)

Re:	Opinion Letter Pursuant to the Underwriting Agreement

Ladies and Gentlemen:

We have acted as counsel to Agree Realty Corporation, a Maryland corporation (the “Company”), and Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) in connection with the Underwriting Agreement, dated December 4, 2014, by and among Raymond James & Associates, Inc. and Citigroup Global Markets Inc., as Representatives of the several Underwriters listed in Schedule I attached thereto, the Company and the Operating Partnership (the “Underwriting Agreement”) and the documents set forth on Exhibit A to this opinion letter (collectively, with the Underwriting Agreement, the “Offering Documents”), and the public offering (the “Offering”) of 2,250,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Shares”), and an additional 337,500 Common Shares issuable pursuant to the 30-day option granted to the Underwriter (the “Option Shares” and, together with the Underwritten Shares, the “Shares”). This opinion letter is provided to you at the request of the Company and the Operating Partnership pursuant to Section 8(c) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this opinion letter are defined as set forth in the Underwriting Agreement.

In so acting, we have reviewed the Articles of Incorporation of the Company, the Bylaws of the Company, the Certificate of Limited Partnership of the Operating Partnership (the “Certificate of Limited Partnership”), the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Agreement of Limited Partnership”), and the Offering Documents, and have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below. As to matters involving facts relevant to the opinions stated in this opinion letter, we have relied, without independent investigation or verification other than as set forth in paragraph C below, upon (a) representations and warranties made by the Company and the Operating Partnership in the Offering Documents, (b) certificates of officers of the Company and the Operating Partnership and (c) certificates of government officials. We note that various issues concerning (a) tax matters are addressed in a separate opinion letter provided to you by us, and we express no opinion with respect to those matters in this opinion letter, and (b) Maryland law are addressed in the opinion letter of Ballard Spahr LLP, separately provided to you, and we express no opinion with respect to those matters. With your permission, we have assumed, without independent investigation, that the Company (i) is a corporation validly existing and in good standing under the laws of the State of Maryland, (ii) has the requisite corporate power and authority, under Maryland law, to own and lease the properties owned and leased by it and to carry on its business as is now being conducted by it, (iii) has the requisite corporate power and authority, under Maryland law, to execute, deliver and perform its obligations under the Underwriting Agreement and (iv) has duly authorized, by all necessary corporate action under Maryland law, the execution and delivery of the Underwriting Agreement and the performance of its obligations under the Underwriting Agreement. With your permission, we have also assumed, without independent investigation, that neither the execution and delivery by the Company of the Underwriting Agreement, nor the performance by the Company of the Underwriting Agreement violates (x) any provision of the Company’s organizational documents and (y) any of the provisions of Maryland law.

C-1

The law covered by the opinions expressed in this opinion letter is limited to the Law (as applicable and as defined in paragraph A below) of (i) the State of Michigan, the Delaware Revised Uniform Limited Partnership Act (the “Delaware RULPA”), and the federal Law of the United States and (ii) exclusively for paragraphs 3, 7(a)(ii), 7(d) and 8 below, the State of New York, in each case in effect on the date of this opinion letter, and we do not express any opinion concerning any other laws. We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, insofar as they relate to any Delaware law, we (a) have limited our review, with your permission, to standard compilations available to us of the Delaware RULPA, which we have assumed to be accurate and complete, and (b) have not reviewed case law.

Based upon and subject to the foregoing, we are of the opinion that:

1.          The Operating Partnership is (a) validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified and is in good standing under the laws of California, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Maryland, Michigan, Nebraska, New Jersey, New York, Oklahoma, Pennsylvania and Wisconsin to transact business in such states. The company is duly qualified and in good standing under the laws of California, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Michigan, Nebraska, New Jersey, New York, Oklahoma, Pennsylvania and Wisconsin to transact business in such states.

2.          The Operating Partnership has the requisite limited partnership power and authority (i) to own or lease its properties and conduct its business as described in the Registration Statement, Disclosure Package and Prospectus and (ii) to execute, deliver and perform its obligations under the Underwriting Agreement. The execution, delivery and performance of the Underwriting Agreement by the Operating Partnership have been duly authorized by all necessary limited partnership action on behalf of the Operating Partnership. Based on our review of the Agreement of Limited Partnership and Certificate of Limited Partnership, the Company is the sole general partner of the Operating Partnership.

C-2

3.          The issued and outstanding units of limited partnership interest of the Operating Partnership (excluding the [____] units to be issued to the Company upon the Company’s issuance of the Shares) are owned of record by the Company free and clear of any security interest, lien, encumbrance, pledge or claim in respect of which a financing statement under the Uniform Commercial Code of the State of Maryland naming the Company as debtor is on file with the Secretary of State of the State of Maryland, except those created by or arising under the Agreement of Limited Partnership.

4.          The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership.

5.          The units of limited partnership interest of the Operating Partnership corresponding to the Shares and to be issued to the Company have been duly authorized and, when issued and delivered by the Operating Partnership in accordance with the Agreement of Limited Partnership against payment of the consideration set forth therein, will be validly issued and fully paid.

6.          To our Actual Knowledge, no holder of securities of the Company is entitled to have such securities registered under the Registration Statement, except for rights that have been waived in connection with the transactions contemplated by the Underwriting Agreement.

7.          The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the New York Stock Exchange, and the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

8.          The execution and delivery of the Underwriting Agreement by the Company and the Operating Partnership and the Company’s and the Operating Partnership’s performance of the Underwriting Agreement (including the offer, issuance and sale of the Shares by the Company) as of the date of this opinion letter (a) do not violate (i) the Certificate of Limited Partnership or the Agreement of Limited Partnership, (ii) any Law which is applicable to the Company or the Operating Partnership, (b) do not constitute a default under, or result in a breach of, any existing obligation of the Company or the Operating Partnership under any agreement or instrument filed as an exhibit to the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or any of the Company’s Quarterly Reports on Form 10-Q filed since January 1, 2014, any of the Company’s Current Reports on Form 8-K filed since January 1, 2014 or filed as an appendix to the Company’s Definitive Proxy Statement on Schedule 14A filed March 26, 2014 (the “Material Contracts”); provided, however, that we express no opinion (i) as to whether the execution, delivery or performance of any such agreement will constitute a default under or result in a breach of any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any person or entity, or (ii) with respect to any matter which requires mathematical calculation or any financial or accounting determination, (c) do not result in any lien, security interest or other encumbrance being created or imposed upon any property or asset of the Company or the Operating Partnership pursuant to any Material Contract or (d) to our Actual Knowledge, do not result in a breach of or violate any existing obligation of the Company or the Operating Partnership under any injunction, decree, order or judgment of any Michigan, New York or federal court or governmental authority that names and is binding on the Company or the Operating Partnership, except in the case of clauses (a)(ii) and (c) for any such violation or encumbrance or breach that would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, results of operations or business prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

C-3

9.          No consent, approval, authorization or order of, or registration or filing with, any regulatory body, administrative agency or other governmental authority, agency or official is required to be obtained or made by the Company or the Operating Partnership under the Laws of the States of Michigan or New York, federal Law or the Delaware RULPA for the valid issuance and sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement, except for (i) such as have been obtained, rendered or complied with, as the case may be, or (ii) such as may be required under applicable state securities or blue sky laws, or the rules and regulations of the Financial Industry Regulatory Authority, in connection with the purchase and distribution of the Shares by the Underwriters.

10.         The statements set forth in the Preliminary Prospectus, dated December 3, 2014 and the Prospectus, in each case, under the caption “Underwriting”, to the extent that they constitute a summary of the terms of the Underwriting Agreement, fairly summarizes the Underwriting Agreement in all material respects. To our Actual Knowledge, (i) there are no legal, governmental or regulatory actions, suits or proceedings current or pending that are required under the Securities Act to be described in the Registration Statement, Disclosure Package or the Prospectus and that are not so described in the Registration Statement, Disclosure Package and the Prospectus, except for actions, suits or proceedings fairly summarized in all material respects therein, (ii) there are no contracts or other documents required under the Securities Act to be filed (by incorporation by reference or otherwise) as exhibits to the Registration Statement that were not so filed, and (iii) there are no statutes, regulations, contracts or other documents required under the Securities Act to be described in the Registration Statement, Disclosure Package and the Prospectus that were not so described, other than statutes, regulations, contracts or other documents fairly summarized in all material respects therein.

11.         The Company is not, and after giving effect to the application of the proceeds received by the Company from the offering and sale of the Shares as described in the Prospectus, the Company will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment Company Act of 1940, as amended.

The foregoing opinions are subject to the following (in addition to the qualifications and other limitations set forth above):

A. For purposes of this opinion letter, “Law” means the statutes, and, other than with respect to Delaware laws, the judicial and administrative decisions, and the rules and regulations of the governmental agencies of the applicable jurisdiction, but excluding the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing.

C-4

B.           We have only considered the applicability of Laws that a lawyer in the State of Michigan exercising customary professional diligence would reasonably recognize as being directly applicable to the Company and the Operating Partnership, the transaction described in the Offering Documents, or both. We disclaim any opinion with respect to specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, bankruptcy, fraudulent conveyance, antitrust, pension, employee benefit, environmental, intellectual property, bank regulatory, usury insurance, labor, and health and safety laws, and the effects of such specified laws.

C.           Our “Actual Knowledge” or a phrase having similar wording means the conscious awareness of facts or other information by Lowell D. Salesin, Donald J. Kunz, Clara L. Seymour and Jessica Herron, the attorneys of this firm involved in the representations of the Company and the Operating Partnership in connection with the offering of Shares pursuant to the Underwriting Agreement (the “Designated Attorneys”), after inquiries of other lawyers of this firm providing substantive attention to other legal matters on behalf of the Company or the Operating Partnership. Except as described in this opinion letter, the Designated Attorneys have not undertaken any independent investigation or made inquiry of any other attorneys or employees of Honigman Miller Schwartz and Cohn LLP to determine the existence or absence of such facts.

This opinion letter may be relied upon by you only in connection with the transactions described in the Offering Documents. This opinion letter may not be used or relied upon by any other person or for any other purpose whatsoever without, in each instance, our prior written consent.

This opinion letter speaks only as of its date. We do not undertake any obligation to advise you or any other party of changes of law or fact that occur after the date of this opinion letter -- even though the change may affect the legal analysis, a legal conclusion or an information confirmation in this opinion letter.

Very truly yours,

HONIGMAN MILLER SCHWARTZ AND COHN LLP

DJK/CLS/NHB/REW/MSB

C-5

Certain Offering Documents

1	The Company’s Registration Statement on Form S-3 filed on September 25, 2012 (the “Registration Statement”);

2	The Company’s base prospectus included in the Registration Statement, dated September 25, 2012 (the “Base Prospectus”); and

3	The Company’s prospectus supplement, dated December 4, 2014, together with the Base Prospectus (the “Prospectus”).

C-6

EXHIBIT D

December ___, 2014

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representatives of the several Underwriters

(as defined herein)

Re:         Agree Realty Corporation

Ladies and Gentlemen:

We have acted as counsel to Agree Realty Corporation, a Maryland corporation (the “Company”) and Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), in connection with the Underwriting Agreement, dated December 4, 2014, by and among Raymond James & Associates, Inc. and Citigroup Global Markets Inc., as Representatives of the several Underwriters listed in Schedule I attached thereto, the Company and the Operating Partnership (the “Underwriting Agreement”). This letter is provided to you at the request of the Company in connection with the delivery of our opinion letter to you as of the date hereof pursuant to Section 8(c) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this letter are defined as set forth in the Underwriting Agreement.

As counsel to the Company and the Operating Partnership, we have reviewed the Underwriting Agreement, the Registration Statement, the Prospectus and the Disclosure Package (collectively, the “Offering Documents”) and participated in discussions with your representatives, your counsel, representatives of the Company and the Operating Partnership, co-counsel to the Company and the Company’s independent registered public accounting firms in connection with our participation in the preparation of the Offering Documents.

As to matters involving facts, including in the Underwriting Agreement, the Prospectus and the Disclosure Package, we have relied upon (a) representations in the Underwriting Agreement, (b) certificates of officers of the Company and the Operating Partnership, (c) the organizational documents of the Company and the Operating Partnership and (d) certificates or oral representations of government officials.

D-1

The purpose of our professional engagement was not to establish or to confirm factual matters or financial, accounting or statistical information set forth in the Offering Documents or other tax matters (other than as set forth in our federal income tax opinion to you of even date herewith), and, because of the inherent limitations in the independent verification of factual matters and the character of the determinations involved in the preparation of the Offering Documents, we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein or omitted therefrom, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (other than as specified in opinion paragraph 10 of our corporate opinion to you dated of even date herewith and opinion paragraph [b] of our federal income tax opinion to you dated of even date herewith).

However, on the basis of our review and participation in conferences in connection with the preparation of the Disclosure Package and the Prospectus, and any amendment and supplement thereto:

1.     No facts have come to our attention which have caused us to believe that the Registration Statement, including the Rule 430B Information, at the last deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.     No facts have come to our attention which have caused us to believe that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.     No facts have come to our attention which have caused us to believe that the Prospectus (including any amendment or supplement thereto) as of its date and on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.     The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, and each document incorporated by reference therein which has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date hereof , as of their respective dates of filing (other than the financial statements and related schedules and other financial data contained or incorporated by reference therein, or any statistical information derived from such financial statements, financial statement schedules or other financial data, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, and the Exchange Act, and the rules and regulations thereunder.

D-2

5.     We do not know of any contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or filed as exhibits thereto.

6.     The Registration Statement was declared effective with the Commission on October 15, 2012, a Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on December 3, 2014 and the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on December [___], 2014, within the time period specified in such rule, without reference to Rule 424(b)(8). On the date hereof, we have reviewed the Company’s EDGAR filings on the Commission’s website at www.sec.gov and the Commission’s “stop orders” website (http://www.sec.gov/litigation/stoporders.shtml), and to our Actual Knowledge (as defined in our corporate opinion to you dated of even date herewith), (a) no stop order suspending the effectiveness of the Registration Statement is in effect and (b) no proceeding for that purpose against the Company or in connection with the Offering is pending or threatened by the Commission.

Notwithstanding the foregoing, we express no opinion or belief as to the financial statements, financial statement schedules and other financial data contained or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any document incorporated by reference therein, or any statistical information derived from such financial statements, financial statement schedules or other financial data.

This letter is being furnished by us only to you, is solely for your benefit as Representatives, for yourself and for the other Underwriters, in such capacity and may not be used or relied upon by any other person or for any other purpose whatsoever (including any persons purchasing the Shares from you).

This letter speaks only as of its date. We do not undertake any obligation to advise you or any other party of changes of law or fact that occur after the date of this letter — even though the change may affect an information confirmation in this letter.

Very truly yours,

HONIGMAN MILLER SCHWARTZ AND COHN LLP

DJK/CLS/NHB/MSB

D-3

EXHIBIT E

December [•], 2014

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:        Certain Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Agree Realty Corporation, a Maryland corporation (the “Company”), in connection with the preparation of the offer and sale of 2,250,000 shares of Common Stock pursuant to a prospectus supplement filed on December 3, 2014 (the “Prospectus Supplement”), as part of a registration statement on Form S-3 (File No. 333-184095) declared effective by the Securities and Exchange Commission on October 15, 2012 (the “Registration Statement”), with respect to the offer and sale of up to an aggregate of $250,000,000 of shares of common stock, par value $0.0001, of the Company (the “Common Stock”), shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), depositary shares representing Preferred Stock (“Depositary Shares”), and warrants entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares or any combination of these securities to be offered from time-to-time. This opinion regarding certain U.S. federal income tax matters is furnished at the request of the Company pursuant to section 8(c) of the Underwriting Agreement, dated December [•], 2014 (the “Underwriting Agreement”) by and between the Raymond James & Associates, Inc. and Citigroup Global Markets Inc. as representatives for certain underwriters as set forth on Schedule I of the Underwriting Agreement (the “Representatives”) and the Company.

We have also acted as counsel to the Company in connection with the preparation of the section captioned “Additional Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement.

In rendering the opinions stated below, we have examined and, with your consent, relied upon the following documents:

(i)          the Company’s Articles of Incorporation, as amended;

(ii)         the Registration Statement, the prospectus (the “Prospectus”) filed as part of the Registration Statement, and the Prospectus Supplement;

Exhibit E-1

(iii)	the Limited Partnership Agreement of the Operating Partnership as amended to the date hereof (the “Partnership Agreement”);

(iv)	a letter of even date to us from Brian Dickman, Chief Financial Officer of the Company, containing certain written representations of the Company (“Certificate of Representations”);

(v)	the tax opinion issued by Hunton & Williams LLP, dated November 27, 2013, regarding the Company’s qualification as a real estate investment trust (a “REIT”) for federal income tax purposes (the “Prior REIT Opinion”); and

(vi)	such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

In our examination of the foregoing documents, we have assumed, with your consent, that:

(i)	each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; has not been amended; and the signatures on each original document are genuine;

(ii)	where any such document required execution by a person, the person who executed the document had proper authority and capacity;

(iii)         all representations and statements set forth in such documents are and will be true and correct;

(iv)	where any such document imposes obligations on a person or entity, such obligations have been or will be performed or satisfied in accordance with their terms;

(v)	during its taxable year ending December 31, 2014, and future taxable years, the Company will operate in a manner that will make the representations contained in the Certificate of Representations true for such years, without regard to any qualifications as to knowledge or belief;

(vi)	the Company will not make any amendments to its organizational documents after the date of this opinion that would adversely affect the Company’s qualification as a REIT for any taxable year; and

(vii)	no action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

E-2

We have not independently verified all of the representations, facts or assumptions set forth in such documents or any other documents. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all facts stated therein. In connection with the opinions rendered below, we have assumed the correctness of the Prior REIT Opinion with respect to all periods prior to January 1, 2013, subject only to our limited independent investigation with respect to the periods before January 1, 2013. We also have relied upon the correctness, without regard to any qualification as to knowledge or belief, of the factual representations and covenants contained in the Certificate of Representations and the factual matters discussed in the Prospectus and the Prospectus Supplement that relate to the Company’s status as a REIT. Where the factual representations in the Certificate of Representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individual making such representations the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority. We are not aware of any facts that are inconsistent with the representations contained in the Certificate of Representations. It should be noted, however, that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. We can give no assurance, therefore, that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede the opinions stated herein. In addition, there can be no assurance that positions contrary to our opinions will not be taken by the Service, or that a court considering the issues will not hold contrary to such opinions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

Moreover, the opinions set forth below represent our conclusions based upon the documents, facts, assumptions and representations referred to above. Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations, could affect the opinions stated herein.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

Based on the documents and assumptions set forth above, the representations and covenants set forth in the Certificate of Representations, and the factual matters discussed in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Material Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:

1.          the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2010 through December 31, 2013, and the Company’s current and proposed method of operation will enable it to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter; and

2.          the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Material Federal Income Tax Considerations” are correct in all material respects.

E-3

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Certificate of Representations. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all the facts referred to in this opinion letter or the Certificate of Representations. In particular, we note that the Company has engaged in transactions in connection with which we have not provided legal advice and which we may not have reviewed.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

E-4

Other than as expressly stated above, we express no opinion as to any other federal income tax issue or matter relating to the Company. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law. This opinion is issued to you in connection with the Offering and may not be used or relied upon by any other person or for any other purpose without our express written consent.

Very truly yours,

HONIGMAN MILLER SCHWARTZ AND COHN LLP

JHC:MSB:RSS:MKH:JEC

E-5

EXHIBIT F

December [9], 2014

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representatives of the several Underwriters

(as defined herein)

Re:	Agree Realty Corporation, a Maryland corporation (the “Company”) — Issuance and Sale of 2,250,000 shares (the “Firm Shares”) of common stock, par value $0.0001, per share of the Company (“Common Stock”), and the grant to the Underwriters of the option to purchase up to an additional 337,500 shares (the “Option Shares”, and together with the Firm Shares, the “Shares”) of Common Stock pursuant to a Registration Statement on Form S-3 (Registration No. 333-184095) originally filed with the United States Securities and Exchange Commission (the “Commission”) on September 25, 2012 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the matter referenced above. The Company has requested that we provide you with our opinion, as to certain aspects of Maryland law, pursuant to the Underwriting Agreement dated as of December __, 2014 (the “Underwriting Agreement”) by and among the Company, Agree Limited Partnership, a Delaware limited partnership of which the Company acts as the general partner (the “Operating Partnership”), and Raymond James & Associates, Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriters”). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Underwriting Agreement.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i) the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on December 15, 1993, Articles of Amendment filed with the Department on April 7, 1994, two Articles Supplementary filed with the Department on December 8, 2008, Articles Supplementary filed with the Department on September 21, 2012, Articles of Amendment filed with the Department on May 8, 2013 and two Articles Supplementary filed with the Department on July 31, 2013;

(ii) the Bylaws of the Company adopted as of November 8, 2006, as amended and restated by the Amended and Restated Bylaws of the Company, adopted as of May 8, 2013 (the “Bylaws”);

Exhibit F-1

(iii)         resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), or a duly authorized committee thereof, on or as of [___________, 1993], December 2, 2014 and December [3], 2014, which, among other things, authorized the issuance of the Shares (together, the “Directors’ Resolutions”);

(iv)         the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”);

(v)          a copy of the fully executed Underwriting Agreement;

(vi)        the Registration Statement and (A) the related base prospectus dated October 15, 2012 (the “Base Prospectus”), the preliminary prospectus supplement dated December 3, 2014, and each of the issuer free writing prospectuses listed on Schedule II to the Underwriting Agreement (collectively, the “Disclosure Package”), and (B) the related final prospectus supplement dated December __, 2014 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”);

(vii)        a specimen stock certificate used to evidence shares of Common Stock;

(viii)      a certificate of ________________, ______________________________ of the Company, and Brian Dickman, Chief Financial Officer and Secretary of the Company, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions and the Partnership Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying, among other things, as to the manner of adoption of the Directors’ Resolutions, the authorization for issuance of the Shares, and the authorization, approval, execution and delivery of the Underwriting Agreement;

(ix)         a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(x)          such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers’ Certificate and our knowledge. The words “our knowledge” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company, no information has come to our attention that would give us actual knowledge or actual notice that any of the foregoing certificates on which we have relied with respect to factual matters are not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have worked as Maryland corporate counsel to the Company in connection with the offering, issuance and sale of the Shares, after reasonable inquiry of other lawyers of our firm, if any, providing substantive attention to other legal matters on behalf of the Company or the Operating Partnership.

F-2

In reaching the opinions set forth below, we have assumed the following:

(a)                 each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)                 each natural person executing any of the Documents is legally competent to do so;

(c)                 there are no material modifications of, or amendments to, the pertinent sections of the Disclosure Package, the Prospectus or the Underwriting Agreement;

(d)                 any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(e)                 the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(f)                 all representations and warranties of the Company made in, or pursuant to, the Underwriting Agreement (other than representations and warranties of the Company as to legal matters on which opinions are rendered herein) are true and correct;

(g)                 the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(h)                 none of the Shares will be issued or transferred in violation of the provisions of Article Ninth of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company;

(i)                 the corporate action required to be taken by the Company as general partner of the Operating Partnership, in authorizing actions in its capacity as general partner of the Operating Partnership, is the same as that which would be required to be taken had the Operating Partnership been organized as a limited partnership under the laws of the State of Maryland, instead of the State of Delaware, with the Company as its sole general partner;

(j)                 each of the parties thereto (other than the Company acting in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership) has duly and validly authorized, executed and delivered each instrument, document and agreement, including but not limited to, the Underwriting Agreement, executed in connection with the transactions contemplated by the Underwriting Agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; and

F-3

(k)                  none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (“MGCL”), in violation of Section 3-602 of MGCL.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Company has the requisite corporate power to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus, to act as the general partner of the Operating Partnership and to execute and deliver the Underwriting Agreement in its own capacity and in its capacity as general partner of the Operating Partnership, and to perform its obligations thereunder.

3.	The execution, delivery and performance by the Company in its own capacity and in its capacity as general partner of the Operating Partnership of the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company in its own capacity and in its capacity as general partner of the Operating Partnership.

4.	The authorized capital stock of the Company consists of 28,000,000 authorized shares of Common Stock, 8,000,000 authorized shares of excess stock, par value $0.0001 per share and 4,000,000 authorized shares of preferred stock, par value $0.0001 per share, of which 200,000 shares have been classified as shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share.

5.	The Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company to the Underwriters in accordance with the provisions of the Underwriting Agreement in exchange for payment therefor in accordance with the Directors’ Resolutions and the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof under the caption “Description of Common Stock” in the Disclosure Package and the Prospectus. The issuance and sale of the Shares by the Company are not subject to any pre-emptive or similar rights arising by operation of the MGCL or under the Charter or Bylaws.

F-4

6.	The discussion in the Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock” insofar as such discussion constitutes a summary of the Charter or Bylaws or the MGCL, is accurate in all material respects.

7.	The specimen stock certificate used to evidence shares of Common Stock complies in all material respects with the applicable requirements of the MGCL and the Charter and Bylaws.

8.	The execution, delivery and performance by the Company in its own capacity and in its capacity as general partner of the Operating Partnership of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby (including the offer, issuance and sale of the Shares by the Company) on the date hereof will not result in any violation of: (i) the provisions of the Charter or Bylaws; (ii) the provisions of the MGCL; or (iii) to our knowledge, any decree, judgment or order of any court or governmental authority of the State of Maryland known to us and applicable by name to the Company.

9.	No approval, authorization, consent or order of, or registration or filing with, any governmental authority of the State of Maryland pursuant to the MGCL is required on the part of the Company in connection with the execution, delivery and performance of the Underwriting Agreement by the Company in its own capacity and in its capacity as general partner of the Operating Partnership, or the offering, issuance and sale of the Shares, except for such as have been obtained or waived.

10.         To our knowledge, based solely upon the Financing Statement Search Report dated December 3, 2014 prepared by CT Lien Solutions (the “Search Report”) and attached hereto as Exhibit A, there are no financing statements under the Maryland Uniform Commercial Code naming the Company as debtor on file with the State Department of Assessments and Taxation of Maryland.

The opinions presented in this letter are limited to the laws of the State of Maryland, and we do not express any opinions herein concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing sentence, we express no opinion with respect to the applicability or effect of any federal or state securities or tax laws, federal or state laws regarding fraudulent transfers, or with respect to the limited partnership actions required for the Operating Partnership to authorize, execute or deliver any document.

This letter is issued as of the date hereof and the opinions presented herein are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement the opinions presented herein if any applicable laws change after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future that may change the opinions presented herein after the date hereof.

F-5

The opinions presented in this letter are solely for the use of: (i) the Underwriters in connection with the transactions contemplated by the Underwriting Agreement; (ii) Honigman Miller Schwartz and Cohn LLP, as counsel to the Company, in rendering its opinion pursuant to the Underwriting Agreement; and (iii) Hunton & Williams LLP, as counsel to the Underwriters, in rendering its opinion pursuant to the Underwriting Agreement. The opinions presented herein may not be relied upon by any other person, or by the Underwriters, Honigman Miller Schwartz and Cohn LLP or Hunton & Williams LLP for any other purpose, without our prior written consent.

Very truly yours,

F-6

EXHIBIT A

Search Report

F-7